As filed with the Securities and Exchange Commission on February 9, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELPHI AUTOMOTIVE PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey	3714	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Courtney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

011-44-163-423-4422

(Address of Principal Executive Offices)

Delphi Automotive PLC Long Term Incentive Plan

(Full Titles of the Plans)

Kevin P. Clark

Vice President and Chief Financial Officer

c/o Delphi Automotive LLP

5725 Delphi Drive

Troy, MI 48098

(248) 813-2000

(Telephone Number, Including Area Code, of Agents for Service)

With copies to:

David M. Sherbin Vice President, General Counsel, Secretary and Chief Compliance Officer c/o Delphi Automotive LLP 5725 Delphi Drive Troy, MI 48098 (248) 813-2000	Kyoko Takahashi Lin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, par value $0.01 per share	22,977,116	$29.67	$681,731,031.72	$78,126.38

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, par value $0.01 per share (“shares”) of Delphi Automotive PLC (the “Company” or the “Registrant”) issuable pursuant to the Delphi Automotive PLC Long Term Incentive Plan (the “Plan”), and any additional shares that become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Computed pursuant to Rule 457(h) and Rule 457(c) of the Securities Act, solely for purposes of computing the registration fee, based on the average of the high and low prices reported for a share on the New York Stock Exchange on February 8, 2012.
(3)	Rounded up to the nearest penny.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed are incorporated herein by reference:

(a) The prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (Registration No. 333-179282), as filed on February 1, 2012; and

(b) The description of the Company’s share capital which is contained in the Company’s Registration Statement on Form 8-A dated November 10, 2011 (File No. 001-35346), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Registrant’s Articles of Association, the Registrant is required to indemnify every present and former officer (which term includes directors) of the Registrant out of the assets of the Registrant against any loss or liability incurred by such officer by reason of being or having been such an officer. The extent of such indemnities shall be limited in accordance with the provisions of the Companies (Jersey) Law 1991, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))

4.2	Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))

5	Opinion of Carey Olsen

23.1	Consent of Ernst & Young LLP

23.2	Consent of Carey Olsen (included in Exhibit 5)

24	Powers of Attorney

99.1	Delphi Automotive PLC Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Delphi Automotive PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 9th day of February 2012.

Delphi Automotive PLC

By:	/s/ David M. Sherbin
	Name:	David M. Sherbin
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Rodney O’Neal	Principal Executive Officer and Director	February 9, 2012

* Kevin P. Clark	Principal Financial Officer	February 9, 2012

* Allan J. Brazier	Principal Accounting Officer	February 9, 2012

* John A. Krol	Chairman of the Board of Directors	February 9, 2012

* Gary L. Cowger	Director	February 9, 2012

* Nicholas M. Donofrio	Director	February 9, 2012

* Mark P. Frissora	Director	February 9, 2012

* Rajiv L. Gupta	Director	February 9, 2012

Signature	Title	Date

* J. Randall MacDonald	Director	February 9, 2012

* Sean O. Mahoney	Director	February 9, 2012

* Michael McNamara	Director	February 9, 2012

* Thomas W. Sidlik	Director	February 9, 2012

* Bernd Wiedemann	Director	February 9, 2012

* Lawrence A. Zimmerman	Director	February 9, 2012

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously executed in connection with this Registration Statement.

By:	/s/ David M. Sherbin
David M. Sherbin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number
4.1	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))

4.2	Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))

5	Opinion of Carey Olsen

23.1	Consent of Ernst & Young LLP

23.2	Consent of Carey Olsen (included in Exhibit 5)

24	Powers of Attorney

99.1	Delphi Automotive PLC Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1, as amended, dated October 31, 2011 (Commission File No. 333-174493))